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                                                                   EXHIBIT 4.2


              SELECTED ARTICLES OF UNIONBANCORP, INC.'S BYLAWS

                                  ARTICLE III
                            MEETINGS OF STOCKHOLDERS

     SECTION 3.1 PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at such places within or without the State of Delaware as the Board may determine.

     SECTION 3.2 ANNUAL MEETINGS.

           3.2.1 TIME AND PLACE. The regular annual meeting of stockholders for the election of directors and for the transaction of any other business of the corporation shall be held each year on the fourth Tuesday of April, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, or at such other time, date or place as the Board may determine.

           3.2.2 NEW BUSINESS. At the annual meetings, directors shall be elected and any other business properly proposed and filed with the Secretary of the corporation as in these Bylaws provided may be transacted which is within the powers of the stockholders.

           Any new business to be conducted at the annual meeting of the stockholders shall be stated in writing and filed with the Secretary of the corporation on or before thirty (30) days in advance of the first anniversary date (month and day) of the previous year's annual meeting, and all business so stated, proposed and filed shall, unless prior action thereon is required by the Board, be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the corporation on or before thirty (30) days in advance of the first anniversary date (month or day) of the previous year's annual meeting, such proposal may only be voted upon at a meeting held at least thirty (30) days after the annual meeting at which it is presented. No other proposal may be acted upon at the annual meeting. This provision shall not prevent the consideration, approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 3.3 NOTICE. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid, and addressed to the stockholder at his or her address as it appears on the records of the corporation as of the record date prescribed in Section 3.9.1 and Section 11.1.1 of these Bylaws.

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     SECTION 3.4 NOMINATIONS FOR DIRECTOR.  Nominations of candidates for election as directors at any meeting of stockholders may be made: (a) by, or at the direction of, a majority of the Executive Committee of the Board (the "Executive Committee"), or, if there is no Executive Committee of the Board at such time, by a majority of the Board; or (b) by any stockholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

     Nominations, other than those made by, or at the direction of, the Executive Committee or the Board, may only be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 3.4. To be timely, a stockholder's notice shall be delivered to, or mailed and received by the Secretary of the corporation, for an annual meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the first anniversary date (month and day) of the previous year's annual meeting, and for a special meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the date (month and day) of the special meeting, regardless of any postponement or adjournments of that meeting to a later date. Such stockholder notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the corporation's stock which are beneficially owned by such person on the date of such stockholder notice; and (iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of
Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and
(b) as to the stockholder giving the notice:
(a) the name and address, as they appear on the corporation's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and (b) the class and number of shares of the corporation's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Executive Committee or the Board, any person nominated by, or at the request of, the Executive Committee or the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     The Executive Committee or the Board may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section
3.4. If the Executive Committee or the Board determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.4 in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder may cure the deficiency by providing additional information to the

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Secretary within such period of time, not less than five days from the date such deficiency notice is given to the stockholder, as the Executive Committee or the Board shall determine. If the deficiency is not cured within such period, or if the Executive Committee or the Board determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 3.4 in any material respect, then the Executive Committee or the Board may reject such stockholder's notice and the proposed nominations shall not be accepted if presented at the stockholder meeting to which the notice relates. The Secretary of the corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.4. Notwithstanding the procedure set forth in this Section 3.4, if neither the Executive Committee nor the Board makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the stockholder's meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section 3.4. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.4, he or she shall so declare at the meeting and the defective nomination shall not be accepted.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of stockholders for the purpose of taking any action permitted the stockholders by law and the Certificate of Incorporation of this corporation may be called at any time by at least 66 2/3% of directors then in office. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders.


     SECTION 3.6 VOTING LISTS. The officer having charge of the stock transfer books for shares of the capital stock of the corporation shall make at least ten (10) days before each meeting of the stockholders a complete list of the stockholders entitled to vote at such meeting, with the address of and the number of shares registered in the name of, each stockholder. Such list shall be subject to inspection by any stockholder, for any purpose germane to the meeting, at any time during the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     SECTION 3.7 QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

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     SECTION 3.8 ADJOURNED MEETING AND NOTICE THEREOF.  Any stockholders'
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present, whether in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section
3.7 above. When any stockholders' meeting, either annual or special, is adjourned for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Except as provided above, it shall not be necessary to give any notice of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken.

     SECTION 3.9 VOTING.

           3.9.1 RECORD DATE. Unless a record date for voting purposes is fixed as provided in Section 11.1.1 of these Bylaws then, subject to the provisions of Section 217 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") (relating to voting of shares held by fiduciaries, pledgors and joint owners), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

           3.9.2 METHOD; VOTE REQUIRED. Unless otherwise required by law, voting may be oral or by written ballot; provided, however, that all elections for directors must be by ballot if demanded by a stockholder before such voting begins. Except as provided in Section 3.7 and except with respect to election of directors, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

           3.9.3 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled
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      to vote shares held by him or her without a transfer of such shares into the trustee's name.


           Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held directly or indirectly by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 3.10 CONDUCT OF MEETING. The presiding officer at any meeting of stockholders, either annual or special, shall be the Chairman of the Board or, in his or her absence, the President or, in the absence of both the Chairman of the Board and the President, anyone selected by a majority of the Board. The secretary at such meetings shall be the Secretary of the corporation or, in his or her absence, anyone appointed by the presiding officer.

        SECTION 3.11 PROXIES. At all meetings of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing and complying with the requirements of the Delaware General Corporation Law. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest in the stock of the corporation or in the corporation generally which is sufficient in law to support an irrevocable power.

     SECTION 3.12 INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof.
If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any stockholder or a stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include: (a) determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents; (e) determining the result; and (f) such acts as may be proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE IV
                                   DIRECTORS

     SECTION 4.1 POWERS. Subject to any limitations imposed by law, the Certificate of Incorporation and these Bylaws as to actions which shall be authorized or approved by the
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stockholders, and subject to the duties of directors as prescribed thereby, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

     SECTION 4.2 NUMBER AND QUALIFICATIONS. (a) The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted of not less than 66_% of the number of directors which immediately prior to such change had been fixed, in the manner prescribed herein, by the Board, subject to the provisions of the Certificate of Incorporation of the corporation.

     (b) Notwithstanding any other provisions of the certificate of incorporation of the corporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the certificate of incorporation or these bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

     SECTION 4.3 ELECTION AND VACANCIES. Each class of directors to be elected shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders at which directors of such class are to be elected and until their successors are elected and qualified or until their earlier death, resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     SECTION 4.4 REGULAR MEETINGS. The Board shall meet regularly at the time and place designated in a resolution of the Board or by written consent of all members of the Board, whether within or without the State of Delaware, and no notice of such regular meetings need be given to the directors.

     SECTION 4.5 ORGANIZATION MEETING. Following each annual meeting of stockholders, the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

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        SECTION 4.6 SPECIAL MEETINGS.  Special meetings of the Board may be called by the Chairman of the Board, the President, the Chief Executive Officer, the Secretary, or any two directors. Notice of each such meeting shall be given to each director by the Secretary or by the person or persons calling the meeting. Such notice shall specify the time and place of the meeting, which may be within or without the State of Delaware, and the general nature of the business to be transacted, and no other business may be transacted at the meeting. Such notice shall be deposited in the mail, postage prepaid, at least four (4) days prior to the meeting, directed to the address of the director on the records of the corporation, or delivered in person or by telephone or telegram, telecopy or other means of electronic transmission to the director at least 48 hours before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting, or an approval of the minutes thereof, whether before or after such meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 4.7 QUORUM; MAJORITY ACTION. A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed in Section 4.6 of these Bylaws. Every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done at a meeting duly held, shall be valid as the act of the Board, unless a greater number is required by law or the Certificate of Incorporation or these Bylaws.

     SECTION 4.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board.

     SECTION 4.9 TELEPHONIC MEETINGS. Members of the Board may participate in any regular or special meeting, including meetings of committees of the Board, through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

     SECTION 4.10 FEES AND COMPENSATION. Fees and compensation of directors and members of committees for their services, and reimbursement for expenses, shall be fixed or determined by a resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

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     SECTION 4.11 REMOVAL.  A director may be removed only for cause as determined by the affirmative vote of the holders of at least 66 2/3% of the shares then entitled to vote in an election of directors, which vote may only be taken at an annual meeting or a special meeting. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.

     SECTION 4.12 DIRECTORS EMERITUS/ADVISORY DIRECTORS. The Board of Directors may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

                                  ARTICLE VII
                                INDEMNIFICATION

     SECTION 7.1 INDEMNIFICATION.

           7.1.1 ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           7.1.2 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation
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      to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

           7.1.3 INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section 7.1, to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

           7.1.4 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1.1 and 7.1.2, (unless ordered by a court) shall be paid by the corporation, if a determination is made (a) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (b) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2.

           7.1.5 ADVANCE OF COSTS, CHARGES AND EXPENSES. Expenses (including attorneys' fees) incurred by a person referred to in Sections 7.1.1 and
      7.1.2 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all
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      amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VII.
      Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

           7.1.6 PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 7.1.1, 7.1.2 and 7.1.3, or advance of costs, charges and expenses under Section 7.1.5, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1.5, where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections
      7.1.1 and 7.1.2, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections
      7.1.1 and 7.1.2, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           7.1.7 SETTLEMENT. The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 7.1.1 and 7.1.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

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     SECTION 7.2 SUBSEQUENT AMENDMENT.  No amendment, termination or repeal of this Article VII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     SECTION 7.3 OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article VII shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article VII shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article VII is in effect. The corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article VII.

     SECTION 7.4 INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this Article VII.

     SECTION 7.5 CERTAIN DEFINITIONS.  For purposes of this Article VII:

           (i) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;


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           (ii) references to "other enterprises" shall include employee benefit plans;

           (iii) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

           (iv) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

           (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation," as referred to in this Article VII.

     SECTION 7.6 SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extant permitted by applicable law.

     SECTION 7.7 SUBSEQUENT LEGISLATION. If the Delaware General Corporation Law is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                   ARTICLE IX
                               DIVIDENDS ON STOCK

     SECTION 9.1 DIVIDENDS ON STOCK. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the Board may, from time to time, declare, and the corporation may pay, dividends on the outstanding shares of capital stock of the corporation.


                                  ARTICLE XII
                              AMENDMENT OF BYLAWS

     SECTION 12.1 AMENDMENT OF BYLAWS. These Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast at a legal meeting of the stockholders or by a resolution adopted by a majority of the directors then in office.





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